AGREEMENT AND PLAN OF MERGERby and among:SK3 Group, Inc.,a Delaware Corporation;AEGY-SK3 Acquisition Corp.,a Colorado Corporation;and

Alternative Energy Partners, Inc.,a Florida Corporation;Dated as of April 3, 2014

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TABLE OF CONTENTS

ARTICLE I. DEFINITIONS

1

ARTICLE II. THE MERGER

6

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF COMPANY

8

ARTICLE IV. REPRESENTATIONS AND WARRANTIES

16

ARTICLE V. CERTAIN COVENANTS OF THE PARTIES

17

ARTICLE VI. ADDITIONAL AGREEMENTS

19

ARTICLE VII. CONDITIONS PRECEDENT

20

ARTICLE VIII. TERMINATION AND AMENDMENT

24

ARTICLE IX. GENERAL PROVISIONS

28

SIGNATURES

27

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AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (the “Agreement”) is entered into and made effective as of the 4th day of April, 2014 by and between SK3 Group, Inc, a Delaware corporation ("SK3" or “SKTO”); AEGY-SK3 Acquisition Corp., a Colorado corporation and wholly-owned subsidiary of SK3 (“Merger Sub”); and Alternative Energy Partners, Inc., a Florida corporation (“AEGY”).

WHEREAS, SK3 and AEGY desire to cause the merger of AEGY and SKTO with and into Merger Sub, a wholly owned subsidiary of SK3, with Merger Sub as the surviving entity (the “Surviving Entity”) such that, following such transaction, Merger Sub will own all of the assets and business of AEGY and SKTO, subject to certain liabilities of AEGY and SKTO as herein provided and with Merger Sub changing its corporate name to a new corporate name to be agreed upon by the parties hereto prior to the Merger; and

WHEREAS, the Board of Directors of AEGY has (i) declared that it is advisable and in the best interests of AEGY and its stockholders that, upon the terms and subject to the conditions set forth in this Agreement and in accordance with Florida Law, AEGY be merged with and into Merger Sub, (the “Merger”) as provided in Section 2.2, (ii) approved this Agreement, the Merger and the other transactions contemplated hereby (iii) resolved to recommend that the stockholders of AEGY (the “AEGY Stockholders”) adopt this Agreement and approve the Merger; and

WHEREAS, the Board of Directors of SK3 and Merger Sub have (i) declared that it is advisable and in the best interests of SK3 that, upon the terms and subject to the conditions set forth in this Agreement and in accordance with Delaware and Florida Law, SK3 and AEGY merge with and into Merger Sub, with Merger Sub being the surviving corporation as provided in Section 2.2, and (ii) have approved this Agreement, the Merger and the other transactions contemplated hereby on its own behalf and on behalf of Merger Sub; and

WHEREAS, pursuant to the Merger, among other things, the outstanding shares of AEGY Common Stock and Preferred Stock will be converted into the right to receive the Merger Consideration as set forth herein; and

 WHEREAS, pursuant to the Merger, among other things, the outstanding shares of SK3 Common Stock and Preferred Stock will be converted into the right to receive the Merger Consideration as set forth herein; and

WHEREAS, for Federal income tax purposes, (i) it is intended that the exchange of AEGY Common Stock, AEGY Preferred Stock, SKTO Common Stock and SKTO Preferred Stock for the Merger Consideration, pursuant to the Merger shall qualify as a reorganization within the meaning of Section 368(a)(2)(A) of the Code; and (ii) the parties intend, by executing this Agreement, to adopt of plan of reorganization within the meaning of Treasury Regulations Section 1.368-2(g).

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, and intending to be legally bound, the parties hereto agree as follows:

ARTICLE I.DEFINITIONS

1.1    Certain Defined Terms. Unless the context otherwise requires, the following terms, when used in this Agreement, have the respective meanings specified below (such meanings to be equally applicable to the singular and plural forms of the terms defined):

“AEGY” means Alternative Energy Partners, Inc., a Florida Corporation.

“AEGY Board Recommendation” means the recommendation of AEGY’s Board of Directors that the stockholders of AEGY adopt this Agreement and approve the Merger.

“AEGY Common Stock” means the AEGY Common Stock

“AEGY Disclosure Schedule” means the document dated the date of this Agreement delivered by AEGY to SK3 prior to the execution and delivery of this Agreement and referring to the representations and warranties of AEGY in this Agreement.

“AEGY Employee Benefit Plans” has the meaning stated in Section 3.10(a).

“AEGY Financial Statements” has the meaning stated in Section 3.5(b).

“AEGY Intellectual Property” has the meaning stated in Section 3.16(a).

“AEGY Material Adverse Effect” means any effect that is (i) material and adverse to the business, operations, financial condition or results of operations of AEGY and its Subsidiaries taken as a whole, as such business, operations, financial condition  and results of operations exist on the date hereof, or (ii) likely to prevent AEGY from consummating the transactions contemplated hereby, other than (A) any such effect resulting solely from changes in the economy in general, or the healthcare industry in general (but only if, in either case, AEGY is not disproportionately affected thereby), (B) any change in AEGY’s stock price, (C) any effect resulting from actions taken pursuant to the terms of this Agreement or at the request of or with the written consent of SK3, (D) any effect that results from the announcement of this Agreement or the completion of the transactions provided for herein, or (E) any depletion of starter kit inventory.

“AEGY Options” means all rights, obligations, warrants, commitments or agreements of any character, whether fixed or contingent, calling for the purchase or issuance of any shares of AEGY Common Stock or any other equity securities of AEGY or any securities representing the right to purchase or otherwise receive any shares of AEGY Common Stock, in each case limited to those granted to employees, consultants and independent contractors for compensatory purpose.

 “AEGY Preferred Stock” means the AEGY Series A Preferred Stock outstanding at the Effective Time, having the rights and preferences stated in the Statement of Rights and Preferences of the Alternative Energy Partners, Inc. Series A Preferred Stock.

“AEGY Registered Intellectual Property” has the meaning stated in Section 3.16(b).

“AEGY Representatives” has the meaning stated in Section 5.4(a).

“AEGY Stockholder Approval” means the affirmative vote or written consent of the holders of a combined majority of the outstanding votes of AEGY Common Stock and AEGY Preferred Stock entitled to vote thereon adopting this Agreement and approving the Merger.

“Affiliate” of a Person means any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

“Agreement” has the meaning stated in the preamble to this Agreement.

“Authorizations” has the meaning stated in Section 3.12(b).

 “Business Day” means any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in Florida.

“By-Laws” means the By-Laws of the Merger Sub in effect as of the Effective Date.

“Certificate” has the meaning stated in Section 2.8(b).

“Certificate of Incorporation” means the Certificate of Incorporation of Merger Sub, as filed with the Secretary of State of the State of Florida as amended.

“Certificate of Merger” has the meaning stated in Section 2.3.

        “Closing” means the consummation of the Merger.

“Closing Date” has the meaning stated in Section 2.2.

“Code” means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

“Colorado Law” means the general corporation law as in effect in the State of Colorado and applicable to the transactions contemplated herein.

“Delaware Law” means the general corporation law as in effect in the State of Delaware and applicable to the transactions contemplated herein.

“Dissenting Shares” has the meaning stated in Section 2.6(c).

“Effective Time” has the meaning stated in Section 2.3.

“Environmental Laws” has the meaning states in Section 3.15.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Florida Law” means the general corporation law as in effect in the State of Florida and applicable to the transactions contemplated herein.

“Fully Diluted” means, with respect to the outstanding common shares of a party hereto as of a certain date, the pro forma total of all common shares that would be outstanding taking into account all then-outstanding common shares, and assuming the conversion, exchange or exercise of any and all debt or equity securities or other rights that are convertible into, or exchangeable or exercisable for common shares, computed using the conversion price as stated in the document creating the right of conversion as of the Effective Time.

 “GAAP” means United States generally accepted accounting principles.

“Governmental Entity” means any multinational, national, federal, state or other court, administrative agency department, office or commission or other governmental, prosecutorial or regulatory authority or instrumentality and any self regulatory organization, or “SRO”.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity.

      “Intellectual Property” means any or all of the following (whether or not registered with Governmental Entities, and including all national and multinational applications for any of the following) and all rights in, arising out of or associated with the same: patents, trademarks, trade names, trade dress, service marks, copyrights, domain names and uniform resource locators or “URLs” (together with all associated contract rights and goodwill), database rights, mask works, net lists, technology, web sites, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material of a Person.

“IRS” means the Internal Revenue Service.

“Knowledge” means, with respect to either (i) AEGY or (ii) SK3, the actual awareness of those persons set forth in Section 1.1 of the AEGY Disclosure Schedule and Section 1.1 of the SK3 Disclosure Schedule, respectively, in each case after reasonable inquiry by such persons of the individuals within their respective entities having responsibility for the matters in respect of which such awareness or lack thereof is represented and warranted herein, without any implication of other verification or investigation concerning such knowledge.

“Laws and Regulations” means all federal, state, local and foreign laws, rules, regulations and ordinances.

“Lien” means any lien, claim, charge, option, encumbrance, mortgage, pledge or security interest or other restrictions of any kind.

“Material Contracts” has the meaning stated in Section 3.13.

“Merger” has the meaning stated in the Recitals hereto.

“Merger Consideration” has the meaning stated in Section 2.6(a).

“Merger Sub” means AEGY-SK3 Acquisition Corp.., a Colorado corporation formed for the purpose of acting as the merger partner with AEGY and SK3, and a wholly-owned subsidiary of SK3.

“Parties” means, collectively, AEGY, Merger Sub and SK3.

“Permitted Lien” means any Lien consisting of (i) carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or similar common law or statutory liens or encumbrances arising in the ordinary course of business which are not delinquent or remain payable without penalty, (ii) encumbrances for Taxes and other assessments or governmental charges or levies due and payable but not yet delinquent, (iii) defects in title, easements, restrictive covenants and similar encumbrances, (iv) purchase money security interest in inventory securing note to John Webster, and (v) any other Liens that individually or in the aggregate do not result in a Material Adverse Effect.

“Person” means any individual, legal entity (including general and limited partnerships, unincorporated associations and trusts) or Governmental Entity.

“Regulation S-X” means 17 CFR § 210.1-01, et seq.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“SK3” means SK3 Group, Inc., a Delaware corporation

 “SK3 Common Stock” means the common stock, par value $0.001 per share, of SK3.

“SK3 Disclosure Schedule” means the document delivered by SK3 to AEGY prior to the execution and delivery of this Agreement and referring to the representations and warranties of SK3 in this Agreement.

“SK3 Financial Statements” has the meaning stated in Section 4.6.

“SK3 Material Adverse Effect” means any effect that is (i) material and adverse to the business, operations, financial condition or results of operations of SK3 or Merger Sub taken as a whole or (ii) likely to prevent SK3 and Merger Sub from consummating the transactions contemplated hereby, other than any such effect resulting solely from (A) changes in the economy in general, or the healthcare industry in general (but only if SK3 is not disproportionately affected thereby), (B) actions taken pursuant to this Agreement or at the request of or with the written consent of AEGY, or (C) the announcement of this Agreement or the completion of the transactions provided for herein.

“SK3 Registered Intellectual Property” means all (i) SK3 Intellectual Property as of the date of this Agreement that is registered in the name of SK3 with any Governmental Entity or for which application for such registration has been made and (ii) domain names and uniform resource locaters (URLs) owned by SK3 or registered in the name of SK3.

“SK3 Preferred Stock” means the Series A preferred stock, par value $0.001 per share, of SK3, outstanding at the Effective Time, having the rights and preferences stated in the Statement of Rights and Preferences of the SK3 Group, Inc. Series A Preferred Stock, of which 5,000,000 shares are issued and outstanding and held by iEquity Corp.

“Subsidiary” of any Person means any corporation or other Person in which such Person (a) owns, directly or indirectly, 51% or more of the outstanding voting securities or equity interests or (b) is a general partner, managing member, or trustee.

“Surviving Corporation” means the entity into which AEGY and SK3 have merged, following the Effective Time, which shall be the merged entity of AEGY, SK3 and the Merger Sub.

“Tax” or “Taxes” means all federal, state, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, value-added, stamp, documentation, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, and other taxes (including estimated taxes), charges, levies or like assessments together with all penalties and additions to tax and interest thereon.

“Tax Authority” means any Governmental Entity responsible for the imposition of any Tax (domestic or foreign).

“Tax Return” means any report, return, document, declaration or other information or filing required to be supplied to any Tax Authority with respect to Taxes, including information Returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

“Third Party” means any Person or group other than a Party hereto.

ARTICLE II.THE MERGER

2.1    The Merger. At the Effective Time, and subject to the terms and conditions of this Agreement and the applicable provisions of Colorado Law, Florida Law and Delaware Law,

Merger Sub shall merge with AEGY and SK3, and Merger Sub shall be the Surviving Corporation in the Merger and shall continue its corporate existence under the laws of the State of Colorado under the new corporate name selected by the parties hereto prior to the Merger. Upon consummation of the Merger, the separate corporate existence of AEGY and SK3 shall terminate.

2.2    Closing. The Closing shall take place as soon as practicable, and in any event not later than three (3) Business Days after the satisfaction or waiver of each of the conditions set forth in ARTICLE VI hereof, other than conditions that by their nature are to be satisfied at the Closing and will in fact be satisfied or waived at the Closing. The Closing shall take place at the offices of Merger Sub, or at such other location and at such time as the parties hereto may agree in writing. The date on which the Closing occurs is referred to herein as the “Closing Date”.

2.3    Effective Time. Prior to the Closing, Merger Sub, SK3 and AEGY shall prepare, and on the Closing Date the parties shall file, a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Colorado, the Secretary of State of the State of Florida and the Secretary of State of the State of Delaware in accordance with the relevant provisions of Colorado Law, Florida Law and Delaware Law. The Merger shall become effective at such time as the Certificate of Merger is filed with the Secretary of State of Colorado or at such later time as Merger Sub, SK3 and AEGY shall agree and specify in the Certificate of Merger. The time the Merger becomes effective is referred to herein as the “Effective Time”.

2.4    Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in the applicable provisions of Colorado Law, Florida Law and Delaware Law. Without limiting the generality of the foregoing, at the Effective Time, all the property, rights, privileges, powers and franchises of AEGY and SK3 shall vest in the Surviving Corporation, and all agreed upon debts, liabilities and duties of AEGY and Sk3 shall become the debts, liabilities and duties of the Surviving Corporation, except as limited in this Agreement.

2.5    Certificate of Incorporation; By-Laws; Directors and Officers. Unless otherwise determined by the Parties before the Effective Time, at the Effective Time:

(a)    The certificate of incorporation of Merger Sub shall be the certificate of incorporation of the Surviving Corporation, but shall be amended in the merger to change the corporate name of Merger Sub to the name selected by the parties hereto prior to the Merger.

(b)    The by-laws of the Surviving Corporation shall be the by-laws of Merger Sub as in effect immediately before the Effective Time.

(c)    The Board of Directors of the Surviving Corporation shall be made up initially of three members, one of whom shall be appointed by AEGY and two of whom shall be appointed by SK3 and all of whom shall be identified in the Certificate of Merger, and the officers of Merger Sub immediately before the Effective Time shall be as determined by the Board of Directors of the Surviving Corporation, who shall remain as the officers of the Surviving Corporation and shall manage the business and assets of the Surviving Corporation until replaced.

2.6    Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of SK3 or Merger Sub, AEGY or the stockholders of any of the foregoing, the shares of stock of the constituent corporations shall be converted as follows:

(a)    Common Stock of AEGY and SKTO  Each share of common stock, $0.001 par value per share, of AEGY issued and outstanding on a fully diluted basis immediately prior to the Effective Time, and each share of common stock, $0.001 par value per share, of SKTO issued and outstanding on a fully diluted basis immediately prior to the Effective Time shall be  cancelled in exchange for the Merger Consideration, as hereafter defined:

(1)

 Merger Consideration.  The merger consideration to be exchanged upon the Closing of the Merger for one hundred percent (100%) of the Fully Diluted common shares of AEGY and for one hundred percent (100%) of the Fully Diluted common shares of SK3 shall be equal to a fixed number (to be determined) of the shares of the common stock of the Surviving Entity (the “Merger Consideration”).  If less than 100% of the common shares of AEGY or SK3 are exchanged in the Merger for the Merger Consideration, then the total Merger Consideration shall be reduced  proportionately, as hereafter provided.  The total number of shares of the Surviving Entity to be issued at the Effective Time shall be determined and agreed by SK3 and AEGY at or before the filing of the required registration statement for the shares of the Surviving Entity to be registered in the Merger.

(2)

Allocation of Merger Consideration Between AEGY and SK3. The total Merger Consideration shall be allocated between the shareholders of AEGY and SK3 on the basis of the respective total market capitalizations of each of AEGY and SK3 at the Effective Time compared to the combined total market capitalization of both AEGY and SK3 at the Effective Time.  For purposes of the allocation, the market capitalization of each of AEGY and SKTO shall be determined by multiplying the number of Fully Diluted shares of common stock of each of AEGY and SK3 at the Effective Time, by the volume weighted average closing market price for the common stock of each of AEGY and SK3 for the five (5) trading days immediately prior to the Effective Time.   The portion of the total Merger Consideration thereby allocated to AEGY is hereafter referred to as the “AEGY Merger Consideration” and the portion of the total Merger Consideration thereby allocated to SK3 is hereafter referred to as the “SKTO Merger Consideration”

(3)

Allocation of Merger Consideration Between AEGY Shareholders and SK3 Shareholders.  The AEGY Merger Consideration shall be allocated among and distributed to the shareholders of AEGY in proportion to the percentage of shares held by each of the AEGY shareholders to the total percentage of all shares of AEGY who participate in the Merger and do not exercise their rights of dissent as hereafter set forth, both on a Fully Diluted Basis. The SKTO Merger Consideration shall be allocated among and distributed to the shareholders of SKTO in proportion to the percentage of shares held by each of the SKTO shareholders to the total percentage of all shares of SKTO who participate in the Merger and do not exercise their rights of dissent as hereafter set forth, both on a Fully Diluted Basis. For purposes of the foregoing calculations, the common shares of AEGY currently held by SKTO shall be deemed to be held and owned proportionately by the shareholders of SK3 at the Effective Time. For purposes of this Agreement, the shareholders of AEGY who participate in the Merger and receive Merger Consideration in the Merger are referred to as the “AEGY Stockholders” and the shareholders of SKTO who participate in the Merger and receive Merger Consideration in the Merger are referred to as the “SKTO Stockholders”.

(4)

Reduction in Merger Consideration.  In the event that less than 100 percent of the issued and outstanding common shares of either AEGY or SK3 are exchanged for the Merger Consideration, then the AEGY Merger Consideration or the SKTO Merger Consideration, as the case shall be, shall be reduced proportionately in the ratio of the number of common shares of AEGY or SK3 being exchanged in the Merger for the AEGY Merger Consideration or the SKTO Merger Consideration, as the case may be, to the total number of shares of either AEGY or SK3 issued and outstanding on a Fully Diluted basis immediately prior to the Effective Time.

(b)    Preferred Stock of AEGY and SKTO  Each share of preferred stock, $0.001 par value per share, of AEGY issued and outstanding on a fully diluted basis immediately prior to the Effective Time, and each share of preferred stock, $0.0001 par value per share, of SKTO issued and outstanding on a fully diluted basis immediately prior to the Effective Time shall be cancelled in the Merger in exchange for the issuance to the holders of each of the AEGY Preferred Stock and the SKTO Preferred Stock of one share of preferred stock of the Surviving Entity for each two shares of the AEGY Preferred Stock and the SKTO Preferred Stock held by the holders of such stock immediately prior to the Effective Time. The preferred stock of the Surviving Entity shall have the rights and preferences as set forth in the Statement of Rights and Preferences set forth on Exhibit 2.7.

1.7

      Amendment of Articles of Incorporation.  At Closing, the Articles of Incorporation of Merger Sub shall be amended by the Articles of Merger to change the name of the Surviving Corporation.

1.8

     AEGY Liabilities, Options and Warrants.  All of the outstanding liabilities of AEGY at closing of the Merger shall be discharged or otherwise paid or resolved, and all options, warrants, conversion rights or privileges of AEGY which entitle the holder to receive shares of the stock of AEGY shall be cancelled or converted into common stock of AEGY prior to the closing of the merger, except as set forth to the contrary in a list of liabilities, options, warrants, conversion rights or privileges of AEGY which entitle the holder to receive shares of the stock of AEGY, to remain outstanding, due and payable included in Schedule 2.8 of this Agreement, as mutually agreed between SKTO and AEGY prior to Closing.

1.9

   SK3 Liabilities, Options and Warrants.  All of the outstanding liabilities of SKTO at closing of the Merger shall be discharged or otherwise paid or resolved, and all options, warrants, conversion rights or privileges of SKTO which entitle the holder to receive shares of the stock of SKTO shall be cancelled or converted into common stock of SKTO prior to the closing of the merger, except as set forth to the contrary in a list of liabilities, options, warrants, conversion rights or privileges of SKTO which entitle the holder to receive shares of the stock of SKTO, to remain outstanding, due and payable included in Schedule 2.9 of this Agreement, as mutually agreed between SKTO and AEGY prior to Closing.

 2.10       Merger Sub Common Stock. Each share of the Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding as outstanding shares of common stock of the Surviving Entity.

2.11      Dissenting AEGY Shares. Notwithstanding anything in this Agreement to the contrary, shares of AEGY Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by a holder who has validly demanded payment of the fair value of such holder’s shares as determined in accordance with Florida Law (“AEGY Dissenting Shares”) shall not remain issued and outstanding after the Effective Time and instead shall be converted into the right to receive payment from the Surviving Corporation with respect to such AEGY Dissenting Shares in accordance with Florida Law, unless and until such holder shall have failed to perfect or shall have validly withdrawn such holder’s demand or lost such holder’s rights under Florida Law. If any such holder of AEGY Common Stock shall have failed to perfect or shall have validly withdrawn such demand or lost such right, each share of AEGY Common Stock of such holder shall be entitled to receive the Merger Consideration as of the Effective Time. AEGY shall give prompt notice to SK3 of any demands received by AEGY for appraisal of shares of AEGY Common Stock, and SK3 shall have the right to participate in all negotiations and proceedings with respect to such demands. AEGY shall not, except with the prior written consent of SKTO, make any payment with respect to, or settle or offer to settle, any such demands. In the event that more than ten percent (10%) by number of shares of the AEGY Common Shareholders elect to exercise their dissenting rights as provided herein, then this Agreement shall be deemed to be void and of no legal effect and the Merger shall not occur, unless SKTO expressly agrees in writing to proceed with the Merger.

2.12      Dissenting SKTO Shares. Notwithstanding anything in this Agreement to the contrary, shares of SKTO Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by a holder who has validly demanded payment of the fair value of such holder’s shares as determined in accordance with Delaware Law (“SKTO Dissenting Shares”) shall not remain issued and outstanding after the Effective Time and instead shall be converted into the right to receive payment from the Surviving Corporation with respect to such SKTO Dissenting Shares in accordance with Delaware Law, unless and until such holder shall have failed to perfect or shall have validly withdrawn such holder’s demand or lost such holder’s rights under Delaware Law. If any such holder of SKTO Common Stock shall have failed to perfect or shall have validly withdrawn such demand or lost such right, each share of SKTO Common Stock of such holder shall be entitled to receive the Merger Consideration as of the Effective Time. SKTO shall give prompt notice to AEGY of any demands received by SKTO for appraisal of shares of SKTO Common Stock, and AEGY shall have the right to participate in all negotiations and proceedings with respect to such demands. SKTO shall not, except with the prior written consent of AEGY, make any payment with respect to, or settle or offer to settle, any such demands. In the event that more than ten percent (10%) by number of shares of the SKTO Common Shareholders elect to exercise their dissenting rights as provided herein, then this Agreement shall be deemed to be void and of no legal effect and the Merger shall not occur, unless AEGY expressly agrees in writing to proceed with the Merger.

   2.13        No Liability. None of the Parties, the Surviving Corporation, or any employee, officer, director, agent or affiliate of any thereof, shall be liable to any Person or Third Party in respect of any Merger Consideration duly delivered to a public official in accordance with any applicable abandoned property, escheat or similar law.

   2.14        Lost Certificates. If any Certificate for common shares of AEGY or SKTO shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the transfer agent for SK3 or AEGY will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable in respect thereof, pursuant to this Agreement.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF PARTIES

Except as disclosed in the AEGY Disclosure Schedule, AEGY represents and warrants to SK3 and Merger Sub that each of the following statements set forth in this ARTICLE III is true and correct. The AEGY Disclosure Schedule shall be organized to correspond to the Sections in this ARTICLE III. Each exception set forth in the AEGY Disclosure Schedule shall be deemed to qualify (i) the corresponding representation and warranty set forth in this Agreement that is specifically identified (by cross-reference or otherwise) in the AEGY Disclosure Schedule and (ii) any other representation and warranty to which the relevance of such exception is reasonably apparent.

3.1    Corporate Organization, Standing and Power.  AEGY is a corporation, validly existing and in good standing under the laws of Florida. AEGY has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would be material. AEGY has furnished or made available to SK3 a true and correct copy of the Certificate of Incorporation, as amended, and By-Laws, as amended, of AEGY. AEGY is not in violation of any of the provisions of its certificate or articles of incorporation or by-laws or other charter or organizational documents, each as amended.

3.2    Capitalization.

(a)

The authorized capital stock of AEGY consists of 5,000,000,000 shares of voting common stock, par value $0.001 per share and 5,000,000 shares of preferred stock, par value $0.001.  At the date of this Agreement, (i) approximately 3,549,927,718 shares of AEGY Common Stock were issued and outstanding, all of which are duly authorized, validly issued, fully paid and non-assessable and none of which were issued in violation of any preemptive rights and 5,000,000 shares of Series A Convertible Preferred Stock were issued and outstanding; no shares of AEGY Common Stock were reserved for issuance upon the exercise of outstanding AEGY Options, and (iii) no shares of AEGY Common Stock were held in the treasury of AEGY, resulting in fully diluted common shares outstanding equal to approximately 3,549,927,718 million shares. Except as set forth above and as described in Schedule 3.2(a), as of the date hereof, no shares of capital stock or other voting securities of AEGY are issued, reserved for issuance or outstanding and no additional shares of capital stock or other voting securities of AEGY shall be issued or become outstanding after the date of this Agreement.

(b)     AEGY has no contract or other obligation to repurchase, redeem or otherwise acquire any shares of AEGY Common Stock, or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of the AEGY, or otherwise obligating AEGY to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities except as described in Schedule 3.2(b) and there will be no such outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of the AEGY, or otherwise obligating AEGY to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities in effect at Closing. None of the outstanding equity securities or other securities of AEGY was issued in violation of the Securities Act or any other legal requirement.

3.3    Authority; No Violation.

(a)    AEGY has full corporate power and authority to execute and deliver this Agreement and, subject to receipt of the AEGY’s stockholder approval, to comply with the terms hereof and consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of AEGY. The AEGY Stockholder Approval is the only vote or consent of the holders of any class or series of AEGY’s capital stock necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by AEGY. Assuming due authorization, execution and delivery by the other Parties, this Agreement constitutes the valid and binding obligation of AEGY, enforceable against AEGY in accordance with its terms, except as such enforcement may be limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other similar laws affecting or relating to the rights of creditors generally, or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)    Neither the execution and delivery of this Agreement by AEGY nor the consummation by AEGY of the transactions contemplated hereby, nor compliance by AEGY with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation or By-Laws or the certificates or articles of incorporation or by-laws, or other charter or organizational documents, of AEGY or (ii) assuming that the consents and approvals referred to in Section 3.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to AEGY or any of its properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of any or all rights or benefits or a right of termination or cancellation under, accelerate the performance required by or rights or obligations under, increase any rate of interest payable or result in the creation of any Lien upon any of the respective properties or assets of AEGY under, any authorization or of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, contract, or other instrument or obligation to which AEGY is a party, or by which it or any of its properties, assets or business activities may be bound or affected.

3.4    Consents and Approvals. Except for the AEGY Stockholder Approval, the filing and effectiveness of an Information Statement with the SEC filed by SKTO, and the filing of the Certificate of Merger with the Secretary of State of the State of Florida, no filings with or consents or approvals of any Governmental Entity or any Third Party are necessary in connection with (A) the execution and delivery by AEGY of this Agreement and (B) the consummation by AEGY of the Merger and the other transactions contemplated hereby.

3.5    Financial Statements.

(a)    AEGY has furnished or made available to SK3 true and complete copies of the consolidated audited financial statements of AEGY for the fiscal years ended July 31, 2013 and July 31, 2012 and for the quarterly period ended January 31, 2013 (the “AEGY Financial Statements”), and AEGY shall furnish or make available to SK3 true and complete copies of AEGY financial statements for all periods up to and including the Closing Date.

(b)    The AEGY Financial Statements fairly present in all material respects the consolidated financial condition and the results of operations of AEGY as at the respective dates thereof and for the periods indicated therein (subject, to year-end adjustments).

(c)

AEGY is not aware of any reason that the AEGY Financial Statement would not be able to be audited in accordance with GAAP and receive a standard audit opinion without material limitations or qualifications.

3.6    Absence of Certain Changes or Events. Since July 31, 2013, (i) AEGY has, in all material respects, conducted its business in the ordinary course consistent with past practice; (ii) there has not occurred any change, event or condition that is a AEGY Material Adverse Effect or would reasonably be expected to result in a AEGY Material Adverse Effect; and (iii) the AEGY has not taken any of the actions that AEGY has agreed not to take from the date hereof through the Closing Date pursuant to Section 5.2 of this Agreement.

3.7    Undisclosed Liabilities. AEGY has no material obligations or liabilities of any nature (whether accrued, matured or unmatured, fixed or contingent or otherwise) other than (i) those set forth or adequately provided for in the consolidated balance sheet (and the related notes thereto) of AEGY and its Subsidiaries as of July 31, 2013 included in the AEGY Financial Statements, (ii) those incurred in the ordinary course of business consistent with past practice since July 31, 2013 and (iii) those incurred in connection with the execution of this Agreement.

All liabilities of AEGY identified at Closing shall be paid or otherwise resolved unless agreed to the contrary by SK3 and listed on Schedule 3.7.

3.8    Legal Proceedings. AEGY is not a party to any, and there is no pending or, to the knowledge of AEGY, threatened, legal, administrative, arbitral or other proceeding, claim, action or governmental or regulatory investigation of any nature against AEGY, or any of its officers or directors which, if decided adversely to AEGY, would, individually or in the aggregate, be material to AEGY. There is no injunction, order, judgment or decree imposed upon AEGY, or any of its officers or directors, or the assets of AEGY except as set forth on Exhibit 3.8.

3.9    Taxes and Tax Returns.

(a)    (i) AEGY has filed or caused to be filed all federal, state, foreign and local Tax Returns required to be filed with any Tax Authority; (ii) all such Tax Returns are true, accurate, and complete in all material respects; (iii) AEGY has paid or caused to be paid all Taxes that are due and payable by any of such companies, other than Taxes which are being contested in good faith and are adequately reserved against or provided for in AEGY Financial Statements, and (iv) AEGY does not have any material liability for Taxes for any current or prior Tax periods in excess of the amount reserved or provided for in AEGY Financial Statements (but excluding, for this Clause (iv) only, any liability reflected thereon for deferred taxes to reflect timing differences between tax and financial accounting methods).

(b)    No federal, state, local or foreign audits, examinations, investigations, or other formal proceedings are pending or, to AEGY’s Knowledge, threatened with regard to any Taxes or Tax Returns of AEGY. No issue has arisen in any examination of the AEGY by any Tax Authority that if raised with respect to any other period not so examined would result in a material deficiency for any other period not so examined, if upheld. Any adjustment of income Taxes of the AEGY made by the IRS in any examination that is required to be reported to the appropriate state, local or foreign Tax Authorities has been so reported.

 (c)    There are no disputes pending with respect to, or claims or assessments asserted in writing for, any material amount of Taxes upon AEGY, nor has AEGY given or been requested in writing to give any currently effective waiver extending the statutory period of limitation applicable to any Tax return for any period.

(d)     AEGY is not required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by the AEGY and the AEGY has no knowledge that the IRS has proposed any such adjustment or change in accounting method.

(e)    AEGY (i) is not a party to a Tax allocation or Tax sharing agreement (other than an agreement solely among members of a group the common parent of which is AEGY) or (ii) has any liability for the Taxes of any Person (other than AEGY) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

(f)    AEGY has withheld (or caused its third party payroll processor to withhold) from their employees, customers and any other applicable payees (and timely paid to the appropriate Governmental Entity) proper amounts for all periods through the date hereof in compliance with all tax withholding provisions of applicable Laws and Regulations (including, without limitation, income, social security and employment tax withholding for all types of compensation, back-up withholding and withholding on payments to non-United States Persons), except for such amounts, individually or in the aggregate, as are not material.

(g)    In the past five years, AEGY has not been a party to a transaction that has been reported as a reorganization within the meaning of Code Section 368, or distributed a corporation (or been distributed) in a transaction that is purported to qualify under Code Section 355.

(h)    AEGY has not been a party to or otherwise participated in any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

(i)    AEGY is not a party to any plan, program, agreement, arrangement, practice, policy or understanding that would result, separately or in the aggregate, in the payment or provision (whether in connection with any termination of employment or otherwise) of any “excess parachute payment” within the meaning of Section 280G of the Code with respect to a current or former employee or current or former consultant or contractor of AEGY or any of its Subsidiaries.

(j)     AEGY is not a party to any contract, agreement, plan or arrangement covering any person that could give rise to the payment of any amount that would not be deductible by reason of Section 162(m) of the Code.

3.10  Employee Benefit Plans. AEGY has no employee benefit plans.

3.11  Employee Matters.     AEGY is in compliance with all applicable Laws and Regulations respecting the employment of employees and the engagement of leased employees, consultants and independent contractors, including all Laws and Regulations regarding discrimination and/or harassment, affirmative action, terms and conditions of employment, wage and hour requirements (including the proper classification, compensation and related withholding with respect to employees, leased employees, consultants and independent contractors), leaves of absence, reasonable accommodation of disabilities, occupational safety and health, workers’ compensation and employment practices. AEGY has not engaged in any unfair labor practice.

3.12  Compliance with Applicable Law and Regulatory Matters.

(a)    AEGY has complied with all applicable Laws and Regulations, and is not in violation of, and has not received any notices of violation with respect to, any Laws and Regulations in connection with the conduct of its businesses or the ownership or operation of its businesses, assets and properties, except for such noncompliance and violations as would not, individually or in the aggregate, be material.

(b)    AEGY has all licenses, permits, certificates, franchises and other authorizations (collectively, the “Authorizations”) necessary for the ownership or use of its assets and properties and the conduct of its business, as currently conducted, and have complied with, and are not in violation of, any Authorization, except where such noncompliance or violation would not, individually or in the aggregate, be material. Except as would not be material to AEGY, all such Authorizations are in full force and effect and there are no proceedings pending or, to the knowledge of AEGY, threatened that seek the revocation, cancellation, suspension or adverse modification thereof.

(c)    There are no Governmental Orders applicable to AEGY which have had a AEGY Material Adverse Effect.

3.13  Material Contracts. All Material Contracts of AEGY are listed on Schedule 3.13 and copies thereof have been or will be provided to SK3 on signing of this Agreement.

3.14  State Takeover Laws.    The Board of Directors of AEGY has taken or will take all actions so that any restrictions contained in Florida Law applicable to a “business combination” or merger” will not apply to prevent or preclude the execution, delivery or performance of this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement. No other state takeover statute is applicable to the Merger, this Agreement, or the transactions contemplated hereby.

3.15  Insurance. AEGY has no insurance except as disclosed in Schedule 3.15.

3.16  Intellectual Property.

(a)

AEGY owns, or is licensed or otherwise possesses adequate rights to use, all of the Intellectual Property that is material to the current business of and used by AEGY as of the date hereof (collectively, the "AEGY Intellectual Property") in the manner that it is currently used by AEGY, and such ownership, licenses and rights will not be affected by the consummation of the transactions contemplated by this Agreement.

(b)

Schedule 3.16 contains a true and complete list of all (i) AEGY Intellectual Property as of the date of this Agreement that is registered with any Governmental Entity or for which application for such registration has been made in the name of the AEGY or in the name of any employee, officer, agent or director of AEGY and (ii) domain names and uniform resource locaters (URLs) owned by AEGY or registered in AEGY's name (the Intellectual Property referred to in the preceding clauses (i) and (ii) being referred to herein collectively as "AEGY Registered Intellectual Property"), including in each case each applicable registration or application number, registration date, expiration or renewal date, name of registry (for domain names) and jurisdiction of registration.  AEGY has taken all actions necessary to maintain and protect the AEGY Registered Intellectual Property, including payment of applicable maintenance fees, filing of applicable statements of use, timely response to office actions, and disclosure of any required information.  AEGY has complied with all necessary notice and marking requirements for the AEGY Registered Intellectual Property.  None of the AEGY Registered Intellectual Property has been adjudged invalid or unenforceable in whole or in part and, to the Knowledge of AEGY, all AEGY Registered Intellectual Property is valid and enforceable.

(c)

AEGY has not received written notice from any Third Party alleging any interference, infringement, misappropriation or violation by AEGY of any rights of any Third Party to any Intellectual Property and, to the Knowledge of AEGY, AEGY has not interfered with, infringed upon, misappropriated or violated any rights of any Third Party to any Intellectual Property.  To the Knowledge of AEGY, no Third Party has interfered with, infringed upon, misappropriated or violated any AEGY Intellectual Property.  AEGY has not entered into any exclusive license or agreement relating to any AEGY Intellectual Property with, Third Parties. AEGY does not owe any royalties or payments to any Third Party for using or licensing to others any AEGY Intellectual.

(d)

AEGY is not a party to any agreement, or has any other obligation to indemnify any Person against a claim of infringement of or misappropriation by any AEGY Intellectual Property.

3.17  Interests of Officers and Directors. None of the officers or directors of AEGY has any interest in any property, real or personal, tangible or intangible, used in the business of AEGY, or in any supplier, distributor or customer of AEGY, or any other relationship, contract, agreement, arrangement or understanding with AEGY.

3.18  Broker’s Fees.  Except as set forth in Schedule 3.18, AEGY has not employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or other transactions contemplated by this Agreement.

3.19  Certain Business Practices. AEGY and no director, officer, agent or employee of AEGY has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity on behalf of, or purportedly on behalf of, or for the business of AEGY, or (ii) made any unlawful payments to officials or employees of Governmental Entities or to directors, officers or employees of foreign or domestic business enterprises, or violated any provision of the Foreign Corrupt Practices Act of 1977.

ARTICLE IV.REPRESENTATIONS AND WARRANTIES

OF SK3 AND MERGER SUB

Except as disclosed in the SK3 Disclosure Schedule, SK3 and Merger Sub represent and warrant to AEGY that each of the following statements set forth in this ARTICLE IV is true and correct. The SK3 Disclosure Schedule shall be organized to correspond to the sections in this ARTICLE IV. Each exception set forth in the SK3 Disclosure Schedule shall be deemed to qualify (i) the corresponding representation and warranty set forth in this Agreement that is specifically identified(by cross-reference or otherwise) in the SK3 Disclosure Schedule and (ii) any other representation and warranty to which the relevance of such exception is reasonably apparent.

4.1    Corporate Organization, Standing and Power.  SK3 and Merger Sub are duly organized, validly existing and in good standing under the laws of the state of incorporation of each. SK3 and Merger Sub have the corporate power to own their properties and to carry on their business as now being conducted and are duly qualified to do business and are in good standing in each jurisdiction in which the failure to be so qualified and in good standing would be material. SK3 and Merger Sub are not in violation of any of the provisions of their certificate or articles of incorporation or by-laws or other organizational documents, each as amended.

4.2   Capitalization.

(a)    The authorized capital stock of SKTO consists of 1,250,000,000 shares of voting common stock, par value $0.0001 per share and 5,000,000 shares of preferred stock, par value $0.0001 per share.  At the date of this Agreement, (i) approximately 697,106,135 shares of SKTO Common Stock were issued and outstanding, all of which are duly authorized, validly issued, fully paid and non-assessable and none of which were issued in violation of any preemptive rights and 5,000,000 shares of Series A Convertible Preferred Stock were issued and outstanding; (ii) no shares of SKTO Common Stock were reserved for issuance upon the exercise of outstanding SKTO Options, and (iii) no shares of SKTO Common Stock were held in the treasury of SKTO, resulting in fully diluted common shares outstanding equal to approximately 697,106,135 shares. Except as set forth above and as described in Schedule 4.2(a), as of the date hereof, no shares of capital stock or other voting securities of SKTO are issued, reserved for issuance or outstanding and no additional shares of capital stock or other voting securities of SKTO shall be issued or become outstanding after the date of this Agreement.

(b)     SKTO has no contract or other obligation to repurchase, redeem or otherwise acquire any shares of SKTO Common Stock, or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of the SKTO, or otherwise obligating SKTO to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities except as described in Schedule 4.2(b) and there will be no such outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of the SKTO, or otherwise obligating SKTO to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities in effect at Closing. None of the outstanding equity securities or other securities of SKTO was issued in violation of the Securities Act or any other legal requirement.

4.3    Authority; No Violation.

(a)    Each of SK3 and Merger Sub has full corporate power and authority or power and authority under applicable laws and its organizational documents, as applicable, to execute and deliver this Agreement and to comply with the terms hereof and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby have been duly and validly approved and adopted by the board of directors of SK3 and Merger Sub. No other corporate proceedings on the part of SK3 or Merger Sub is necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of SK3 and Merger Sub and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except as such enforcement may be limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other similar laws affecting or relating to the rights of creditors generally, or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)    Neither the execution and delivery of this Agreement by SK3 or Merger Sub, nor the consummation by either of the transactions contemplated hereby, nor compliance by it with any of the terms or provisions hereof, will (i) violate any provision of the certificate of incorporation, by-laws or other organizational documents of SK3 or (ii) assuming that the consents and approvals referred to in Section 4.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to SK3 or any of its properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of any or all rights or benefits or a right of termination or cancellation under, accelerate the performance required by or rights or obligations under, increase any rate of interest payable under, or result in the creation of any Lien upon any of the respective properties or assets of SK3 under, any Authorization or of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, contract, or other instrument or obligation to which SK3 is a party, or by which they or any of their respective properties, assets or business activities may be bound or affected.

4.4    Consents and Approvals. Except for the consents, notices and approvals set forth in Section 4.4 of the SK3 Disclosure Schedules no consents or approvals of any Governmental Entity or any Third Party are necessary in connection with (a) the execution and delivery by SK3 of this Agreement and (b) the consummation of the transactions contemplated hereby.

4.5    Legal Proceedings. SK3 is not a party to any, and there is no pending or, to the Knowledge of SK3, threatened, legal, administrative, arbitral or other proceeding, claim, action or governmental or regulatory investigation of any nature against SK3 or any of its officers or directors that affect or would affect its ability to consummate the transactions contemplated by this Agreement. There is no injunction, order, judgment or decree imposed upon SK3 or any of its officers or directors, or the assets of SK3.

4.6  Taxes and Tax Returns.

(a)    (i) SK3 has filed or caused to be filed all federal, state, foreign and local Tax Returns required to be filed with any Tax Authority; (ii) all such Tax Returns are true, accurate, and complete in all material respects; (iii) SK3 has paid or caused to be paid all Taxes that are due and payable by any of such companies, other than Taxes which are being contested in good faith and are adequately reserved against or provided for, in accordance with GAAP in the SK3 Financial Statements.

(b)    No federal, state, local or foreign audits, examinations, or other formal proceedings are pending or, to SK3’s Knowledge, threatened with regard to any Taxes or Tax Returns of SK3. No issue has arisen in any examination of the SK3 by any Tax Authority that if raised with respect to any other period not so examined would result in a material deficiency for any other period not so examined, if upheld.

(c)    There are no disputes pending with respect to, or claims or assessments asserted in writing for, any material amount of Taxes payable by SK3 nor has SK3 given or been requested in writing to give any currently effective waiver extending the statutory period of limitation applicable to any Tax return for any period.

4.7   Compliance with Applicable Law and Regulatory Matters. SK3 has complied with all applicable Laws and Regulations, and is not in violation of, and has not received any notices of violation with respect to, any Laws and Regulations in connection with the conduct of their respective businesses or the ownership or operation of their respective businesses, assets and properties. There are no Governmental Orders applicable to SK3 which have had an SK3 Material Adverse Effect.

4.8   Interests of Officers and Directors. None of the officers or directors of SK3 or Merger Sub has any interest in any property, real or personal, tangible or intangible, used in the business of SK3 or Merger Sub, or in any supplier, distributor or customer of SK3 or Merger Sub, or any other relationship, contract, agreement, arrangement or understanding with Merger Sub, except for the normal ownership interests of a stockholder.

4.9    Broker’s Fees.  Except as provided in Schedule 4.9, SK3 has not employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or related transactions contemplated by this Agreement.

4.10  Securities Filings. SK3 has made all required filings with the United States Securities and Exchange Commission (the "Filings"); none of the Filings contains any untrue statement of a material fact, nor does any such Filing omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

ARTICLE V.CERTAIN COVENANTS OF THE PARTIES

5.1    Conduct of Business Prior to the Effective Time. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement, AEGY, Merger Sub and SK3 each shall (a) conduct its business in the ordinary course consistent with past practice and (b) use commercially reasonable efforts to preserve intact its present business organizations, keep available the services of its present executive officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it.

5.2    Actions Requiring Consent. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, except as expressly provided in this Agreement, AEGY shall not do, cause or permit any of the following, without the prior written consent of SK3:

(a)    Cause or permit any amendment, modification, alteration or rescission of the Certificate of Incorporation, the By-Laws, or the certificate of incorporation, by-laws or other charter or organizational documents of any of AEGY;

(b)    Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it or any of its Subsidiaries;

(c)    Issue, deliver, sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

(d)    Sell, transfer, lease, license or otherwise dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, to the business of AEGY, except in the ordinary course of business consistent with past practice;

(e)    (i) Incur any indebtedness for borrowed money, (ii) assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person or (iii) cancel, release, assign or modify any material amount of indebtedness of any other Person;

(f)    Enter into any lease for real property or personal property lease;

 (g)    Reduce the amount of any insurance coverage provided by existing insurance policies;

(h)    Acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other means, any business or any corporation, partnership, limited liability company, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to AEGY or acquire or agree to acquire any equity securities of any corporation, partnership, limited liability company, association or business organization;

(i)    Other than as required by applicable Laws and Regulations, make, change or revoke any election in respect of Taxes, adopt or change any accounting method in respect of Taxes, change any method of Tax accounting or Tax procedure or practice, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

(j)    Revalue any of its assets other than as required by applicable law, rule or regulation;

(k)    Make any change to its accounting methods or practices, except as may be required by GAAP, Regulation S-X or other applicable rule or regulation;

(l)    Sell, transfer, abandon or change any domain names or URLs or fail to renew any existing domain name or URL registrations on a timely basis;

(m)    Adopt a plan or agreement of, or resolutions providing for or authorizing, any complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or business combination; or

(n)    Take or agree in writing to take, any of the actions described in Sections 5.2(a) through (n) above.

5.3

Cooperation with AEGY Shareholder Consent.  In order to assist AEGY in securing the required AEGY Shareholder approval of the Merger, SK3 agrees to provide the following to AEGY within five (5) business days after the execution of this Agreement by all parties a pro forma capitalization table for SK3 showing the post-closing shares of Merger Subsidiary expected to be issued and outstanding after the issuance of the Merger Consideration under Section 2.6(a)(1);

ARTICLE VI.ADDITIONAL AGREEMENTS

6.1    Stockholder Approval.

(a)    As promptly as practicable following the execution of this Agreement, AEGY and SKTO shall take all action necessary under applicable legal requirements to obtain the AEGY Stockholder Approval and the SKTO Shareholder Approval for the Merger as required by Florida Law and Delaware Law and to file all regulatory filings necessary to complete the merger and other transactions contemplated herein.

6.2    Access to Information.

(a)    AEGY agrees to provide SK3 and Merger Sub and their respective officers, directors, employees, accountants, counsel, financial advisors, agents and other representatives (collectively, the “SK3 Entities Representatives”), from time to time prior to the earlier of the Effective Time or the termination of this Agreement, such information as SK3 shall reasonably request with respect to AEGY and its business, financial condition, employees and operations other than details of the AEGY Intellectual Property, which may be withheld in AEGY’s discretion prior to the payment of the Capital Contribution. SK3 shall hold, and shall cause their respective Affiliates and the SK3 Representatives to hold, any non-public information received from AEGY, directly or indirectly, in confidence.

(b)    SK3 agrees to provide AEGY and the AEGY Representatives, from time to time prior to the earlier of the Effective Time or the termination of this Agreement, such information as AEGY shall reasonably request with respect to SK3 and Merger Sub and their respective businesses, financial conditions, employees and operations. AEGY shall hold, and shall cause its Affiliates to hold any non-public information received from SK3, directly or indirectly, in confidence.

6.3    Public Disclosure. Unless otherwise permitted by this Agreement, the Parties shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement or any of the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld or delayed), except as may be required by law.

6.4    Cooperation; Further Assurances. Each of the Parties shall use its commercially reasonable efforts to effect the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement. Each Party hereto shall cooperate with the other and promptly prepare and file all necessary documentation, and effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement. Each of the Parties hereto, at the reasonable request of another Party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting the consummation of this Agreement and the transactions contemplated hereby.

ARTICLE VII.CONDITIONS PRECEDENT

7.1    Conditions to Each Party’s Obligation To Effect the Merger. The respective obligations of SK3, Merger Sub and AEGY to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a)    Stockholder Approval. The AEGY Stockholder Approval and the SKTO Shareholder Approval shall have been obtained as required by Florida Law and Delaware Law and in accordance with applicable securities laws.

(b)    Regulatory Compliance.  All regulatory compliance matters regarding AEGY and SK3 shall have been completed.

(c)    No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect; nor shall there be any statute, rule, regulation or order enacted, entered or enforced which prevents or prohibits the consummation of the Merger. In the event an injunction or other order shall have been issued, each Party agrees to use its commercially reasonable efforts to have such injunction or other order lifted.

(d)    Governmental Consents and Approval. The Parties shall have timely obtained from any applicable Governmental Entity all approvals, waivers, consents or indications of non-objection, if any, necessary for consummation of or in connection with the transactions contemplated hereby.

7.2    Additional Conditions to the Obligations of SK3. The obligations of SK3 and Merger Sub to consummate the Merger shall be subject to the satisfaction or waiver by SK3 at or prior to the Closing Date of each of the following conditions:

(a)    Representations and Warranties. The representations and warranties of AEGY set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties are expressly made only as of an earlier date, in which case as of such earlier date.

(b)    Performance of Obligations. AEGY shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

(c)    Certificate of AEGY. SK3 shall have received a certificate executed on behalf of AEGY by its Chief Executive Officer or Chief Financial Officer, in their capacities as such, that the conditions set forth in this Section 7.2 have been satisfied.

(d)    Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any event, development, circumstance or set of circumstances, which, individually or in the aggregate, has had or would reasonably be expected to have an AEGY Material Adverse Effect.

(e)   Appraisal Demands. Holders of not more than 10% of the outstanding shares of AEGY Common Stock shall have made a demand for appraisal and payment for their shares pursuant to Florida Law.

(f)    Other closing requirements.  AEGY shall have completed the following matters to the satisfaction of SKTO

i.

Resolution of all disputed matters regarding AEGY now existing or arising before Closing in manner and form satisfactory to SKTO;

ii.

Disposition or agreed resolution of all debt of AEGY at the date of this Merger Agreement, specifically including all accrued but unpaid compensation claims;

iii.

Mutual voluntary termination of all existing consulting and employment agreements of AEGY at Closing;

iv.

Evidence satisfactory to SKTO that all patents, patent applications, know-how, trade secrets, and related intellectual property necessary for the operation or development of the business of AEGY, belong exclusively to AEGY and are free of all claims, liens, royalties or other encumbrances of any kind.

v.

Approval of the Merger by the AEGY Shareholders, in the manner required by the corporate governance documents of AEGY and applicable Florida law.

7.3    Additional Conditions to Obligations of AEGY. The obligations of AEGY to consummate the Merger shall be subject to the satisfaction or waiver by AEGY at or prior to the Closing Date of each of the following conditions:

(a)    Representations and Warranties. The representations and warranties of SK3 set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties are expressly made only as of an earlier date, in which case as of such earlier date.

(b)    Performance of Obligations. SK3 and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement that are required to be performed at or prior to the Closing Date.

(c)    Certificate of SK3. AEGY shall have been provided with a certificate executed on behalf of SK3 and Merger Sub by an authorized officer of each, in his or her capacity as such, that the conditions set forth in Sections 7.3(a) and (b) have been satisfied.

(d)    SK3 Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any event, development, circumstance or set of circumstances, which, individually or in the aggregate, has had or would reasonably be expected to have a SK3 Material Adverse Effect.

(e)   Appraisal Demands. Holders of not more than 10% of the outstanding shares of SKTO Common Stock shall have made a demand for appraisal and payment for their shares pursuant to Delaware Law.

(f)    Other closing requirements.  SKTO shall have completed the following matters to the satisfaction of AEGY

vi.

Resolution of all disputed matters regarding SKTO now existing or arising before Closing in manner and form satisfactory to AEGY;

vii.

Disposition or agreed resolution of all debt of SKTO at the date of this

Merger Agreement, specifically including all accrued but unpaid compensation claims;

viii.

Mutual voluntary termination of all existing consulting and employment agreements of SKTO at Closing;

ix.

Evidence satisfactory to AEGY that all patents, patent applications, know-how, trade secrets, and related intellectual property necessary for the operation or development of the business of SKTO, belong exclusively to SKTO and are free of all claims, liens, royalties or other encumbrances of any kind.

x.

Approval of the Merger by the SKTO Shareholders, in the manner required by the corporate governance documents of SKTO and applicable Delaware law.

7.4

Closing deliveries. At the Closing, the parties shall execute and deliver the following:

7.4.1

Deliveries by SK3 and Merger Sub. At Closing, and in accordance with the terms of this Agreement, SK3 and Merger Sub shall make the following deliveries to AEGY

a)

Certified resolutions of the Board of Directors of SK3 and by SK3 as the sole shareholder of Merger Sub authorizing the execution and performance of this Agreement and the Merger;

b)

Certified resolutions of the Board of Directors of Merger Sub authorizing the execution and performance of this Agreement and the Merger

c)

The Certificate of Merger duly executed by Merger Sub and SKTO in accordance with Colorado Law, Florida Law and Delaware Law.

d)

Evidence that not less than the requisite 51 percent of the issued and outstanding stock of SKTO, has voted to approve the Merger;

e)

The Merger Consideration.

f)

Any other Closing Documents as may be necessary or reasonably requested in order to consummate the transaction contemplated under this Agreement.

7.4.2

Deliveries by AEGY. At Closing, AEGY shall make the following deliveries to SK3:

a)

Certified resolutions of the Board of Directors of AEGY authorizing the execution and performance of this Agreement and the Merger;

b)

The Certificate of Merger duly executed by AEGY in accordance with Florida law.

c)

Certified resolutions of the Board of Directors of AEGY and the required AEGY Stockholders confirming the AEGY Stockholder Approval of the Merger and certifying that all of the conditions to Closing set forth in Section 7.2 have been met;

d)

Evidence that not less than the requisite 51 percent of the issued and outstanding stock of AEGY, has voted to approve the Merger;

e)

Any other Closing Documents as may be necessary or reasonably requested in order to consummate the transaction contemplated under this Agreement.

ARTICLE VIII.TERMINATION AND AMENDMENT

8.1    Termination. This Agreement may be terminated:

(a)    by mutual consent of SK3 and AEGY at any time prior to the Effective Time;

(b)    by either SK3 or AEGY if the Closing shall not have occurred on or before June 30, 2014; provided, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been the cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

(c)    by SK3 at any time prior to the Effective Time, if: (i) AEGY shall have breached any of its representations, warranties or obligations hereunder to an extent that would cause the conditions set forth in Section 7.2(a) or (b) not to be satisfied and such breach shall not have been cured within 20 Business Days of receipt by AEGY of written notice of such breach (provided that the right to terminate this Agreement by SK3 shall not be available to SK3 if SK3 is at that time in material breach of this Agreement); or (ii) the Board of Directors of AEGY shall have withdrawn or modified the AEGY Board Recommendation in any manner adverse to SK3, or shall have resolved to do so;

(d)    by AEGY at any time prior to the Effective Time, if SK3 shall have breached any of its representations, warranties or obligations hereunder to an extent that would cause the conditions set forth in Section 7.3(a) or (b) not to be satisfied and such breach shall not have been cured within 20 Business Days of receipt by SK3 of written notice of such breach (provided that the right to terminate this Agreement by AEGY shall not be available to AEGY if AEGY is at that time in material breach of this Agreement);

 (e)    by either SK3 or AEGY if at any time prior to the Effective Time any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and non-appealable; or

(g)    by either SK3 or AEGY if the required stockholder approvals shall not have been obtained.

8.2    Effect of Termination. If this Agreement is terminated as provided in Section 8.1, there shall be no liability or obligation on the part of any of the Parties or their respective officers, directors, stockholders or Affiliates; provided, that nothing herein shall relieve any party from liability for intentional breach of this Agreement or for fraud in connection with this Agreement or the transactions contemplated hereby.

8.3    Expenses and Termination Fee.     Whether or not the Merger is consummated, all costs and expenses incurred by AEGY, the AEGY Stockholders and SK3 and the SK3 Shareholders in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of their advisers, agents, accountants and legal counsel) shall be paid by the Party incurring such expense. There shall be no termination or break-up fee and no claim by any party for any such fee in the event the merger is not consummated.

8.4    Amendment. The Parties may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the Parties; provided, however, that after the AEGY Stockholder Approval or the SK3 Shareholder Approval, there may not be, without further approval of the holders of a majority of the outstanding shares of AEGY Voting Common Stock or SK3 Voting Stock, as the case may be, any amendment of this Agreement.

8.5    Extension; Waiver. At any time prior to the Effective Time any Party may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other Parties hereto intended for such Party’s benefit, (ii) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

ARTICLE IX.GENERAL PROVISIONS

9.1    Non-survival of Representations, Warranties and Agreements. The representations, warranties and agreements set forth in this Agreement shall terminate at the Effective Time.

9.2    Notices. All notices and other communications required or permitted to be given hereunder shall be sent in writing to the party to whom it is to be given with copies to all other parties as follows (as elected by the party giving such notice) and be either personally delivered against receipt, by facsimile or other wire transmission, by registered or certified mail (postage prepaid, return receipt requested) or deposited with a nationally recognized express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)  if to SK3, to:

 SK3 Group, Inc.448 S. Hill Street, Suite 405

Los Angeles, CA 90013

Attention: Artemus Mayor, President

With a copy to:

Jeffrey Benz, Esquire

General Counsel

SK3 Group, Inc.

12021 Wilshire Boulevard, Suite 256

Los Angeles, CA 90025

 (b)  if to AEGY, to:

Alternative Energy Partners, Inc.

301 Yamato Road

Boca Raton, FL 33431

 Attention: Mario Barrera, President

All notices shall be deemed to have been given (i) when received if given in person, (ii) on the date of electronic confirmation of receipt if sent by facsimile or other wire transmission, (iii) three Business Days after being deposited in the U.S. mail, certified or registered mail, postage prepaid, or (iv) one Business Day after being deposited with overnight courier.

9.3    Interpretation. When a reference is made in this Agreement to Exhibits or Schedules, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The phrase “made available” in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases “the date of this Agreement”, “the date hereof” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the first paragraph of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Time is of the essence in determining the rights of, and compliance with the terms of this Agreement by, the Parties.

9.4    Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, including delivery by facsimile or other electronic means, it being understood that all parties need not sign the same counterpart.

9.5    Entire Agreement. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, and Schedules, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

9.6    Remedies. Nothing in this Agreement is intended either to preclude any Party from seeking or to authorize any Party to seek specific performance of this Agreement as a remedy in the event of a breach of this Agreement.

9.7    Assignment. Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

9.8    Third Party Beneficiaries. The parties signatory hereto hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other such parties hereto, in accordance with and subject to the terms of this Agreement, and that this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

9.9    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without reference to such state’s principles of conflicts of law.

9.10    Consent to Jurisdiction. Each of the parties to this Agreement hereby irrevocably and unconditionally submits, for itself and its assets and properties, to the exclusive jurisdiction of any Florida state court or Federal court of the United States of America sitting within the State of Florida, and any respective appellate court, in any action or proceeding arising out of or relating to this Agreement, the agreements delivered in connection with this Agreement, or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment relating thereto, and each of the parties to this Agreement hereby irrevocably and unconditionally: (i) agrees not to commence any such action or proceeding except in such courts; (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Florida State court or, to the extent permitted by law, in such Federal court; (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such Florida State or Federal court; and (iv) waives, to the fullest extent permitted by law, the defense of lack of personal jurisdiction or an inconvenient forum to the maintenance of such action or proceeding in any such Florida State or Federal court. Each of the parties to this Agreement hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties to this Agreement hereby irrevocably consents to service of process in the manner provided for notices in Section 9.2. Nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by applicable law.

9.11    Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

9.12    Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void, invalid or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties hereto.

9.13    Attorneys’ Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive its reasonable attorneys’ fees and costs and expenses incurred in such action or suit.

In Witness Whereof, the Parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

SIGNATURES

ALTERNATIVE ENERGY PARTNERS, INC.

By: ________________________

Mario Barrera

President

SK3 GROUP, INC.

By: ________________________

Artemus Mayor

President

AEGY-SK3 ACQUISITION CORP..

By: ________________________

Mario Barrera

President